UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 30, 2015

CAROLINA BANK HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

North Carolina	000-31877	56-2215437
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

101 North Spring Street, Greensboro, NC	27401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (336) 288-1898

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 31, 2015, Carolina Bank Holdings, Inc. (the “Company”) entered into Securities Purchase Agreements with a limited number of institutional accredited investors (the “Investors”) to sell a total of 15,500 shares of the Company’s Series B Non-Voting Convertible Preferred Stock (the “Series B Preferred Stock”) at a price of $975 per share, for an aggregate purchase price of $15,112,500 (the “Private Placement”). A press release announcing the Private Placement is included with this filing as Exhibit 99.1 and is incorporated herein by reference.

The Company intends to use the proceeds from the Private Placement to provide funds for the redemption of its outstanding Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the “Series A Preferred Stock”), and for general corporate purposes.

Each share of Series B Preferred Stock will automatically convert into 100 shares of the Company’s common stock (subject to customary anti-dilution adjustments) after the Company has received shareholder approval of such conversion at the Company’s annual meeting of shareholders, which is expected to be held on or about May 19, 2015. Notwithstanding the forgoing, the conversion is subject to an ownership limit that prohibits any holder from owning or controlling in the aggregate more than 33.3% of the total equity of the Company or 9.99% of the Company’s outstanding common stock or other class of voting securities. Any shares of Series B Preferred Stock that cannot be converted to common stock because of the ownership limit will remain outstanding.

The Series B Preferred Stock will carry a non-cumulative cash dividend at a per annum rate equal to 9%, payable on March 31 and September 30 of each year. The dividend will not be declared or paid if the Series B Preferred Stock is converted into common stock within six months of issuance of the Series B Preferred Stock. Neither the Company nor the holders of the Series B Preferred Stock have the right to require redemption of the Series B Preferred Stock at any time. However, the Company may repurchase or otherwise acquire shares of the Series B Preferred Stock in voluntary transactions with holders of the Series B Preferred Stock, subject to applicable regulatory approval requirements.

Shares of the Series B Preferred Stock generally have no voting rights other than as required by law except for limited voting rights with respect to matters significantly and adversely affecting the rights and privileges of the Series B Preferred Stock. The Series B Preferred Stock ranks senior to the Company’s common stock, junior to the Company’s Series A Preferred Stock, and junior to the Company’s subordinated debentures. The Series B Preferred Stock will rank equally with or senior to all future issuances of the Company’s preferred stock. In the event the Company voluntarily or involuntarily liquidates, dissolves, or winds up, the holders of the Series B Preferred Stock will be entitled to liquidating distributions equal to the greater of (i) $975 per share plus an amount equal to any declared but unpaid dividends thereon to and including the date of liquidation and (ii) the amount the holder of a share of Series B Preferred Stock would receive in respect of such share if the share had been converted into common stock at the time of liquidation, dissolution, or winding up (assuming the conversion of all shares of Series B Preferred Stock at such time, without regard to any limitations on conversion of the Series B Preferred Stock).

The preferences, limitations, and relative rights of the Series B Preferred Stock are set forth in Articles of Amendment and a Certificate of Designation filed with the Secretary of State of the State of North Carolina on March 30, 2015 (the “Articles of Amendment”). The Articles of Amendment are included with this filing as Exhibit 3.1 and are incorporated herein by reference.

Other than the Company’s payment of up to $15,000 of reasonable legal fees and expenses incurred by certain Investors, the Investors and the Company will be solely responsible for and bear all of their own expenses, including, without limitation, expenses of legal counsel, accountants and other advisors (including financial intermediaries and advisors), incurred at any time in connection with the transactions contemplated by the Securities Purchase Agreements.

On March 31, 2015, the Company also entered into Registration Rights Agreements with the Investors pursuant to which the Company agreed to (i) file a registration statement with the Securities and Exchange Commission (the “SEC”) within 30 days of the issuance of the Series B Preferred Stock to the Investors, to register the underlying shares of common stock to be issued upon conversion of the Series B Preferred Stock for resale under the Securities Act of 1933, as amended (the “Securities Act”); (ii) use commercially reasonable efforts to cause such registration statement to be declared effective by the SEC within 90 days of the issuance of the Series B Preferred Stock to the Investors (or 120 days in the event of an SEC review); and (iii) continue to take certain steps to maintain effectiveness of the registration statement and facilitate certain other matters. Failure to meet these deadlines and certain other events may result in the Company’s payment to the Investors of liquidated damages in the amount of 0.5% of the purchase price per month. The Company will bear all expenses incident to performing its obligations under the Registration Rights Agreements regardless of whether any securities are sold pursuant to a relevant registration statement, including registration and filing fees, printing expenses, legal fees, and other incidental expenses. The Company will not be responsible for any underwriting discounts, broker or similar fees or commissions, or legal fees (except as provided by the Securities Purchase Agreements) of any Investor. The Registration Rights Agreements also provide for customary reciprocal indemnification provisions relating to certain losses suffered by either party arising from any untrue or alleged untrue statement of a material fact, or material omission, in any relevant registration statement or prospectus.

The foregoing description of the Articles of Amendment, the Securities Purchase Agreements, and the Registration Rights Agreements is a summary and does not purport to be a complete description of all of the terms of such documents and is qualified in its entirety by reference to such documents, which are attached hereto as Exhibits 3.1, 10.1, and 10.2, respectively, and incorporated herein by reference. The Securities Purchase Agreements and the Registration Rights Agreements include representations and warranties each party has made to the other. The assertions embodied in the representations and warranties are qualified by information in confidential disclosure schedules the parties delivered to each other when they executed the Securities Purchase Agreements and the Registration Rights Agreements. Certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from those generally applicable to shareholders and investors, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts at the time they were made or otherwise, and investors should not rely on the representations and warranties for any other purpose.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 hereof concerning the Private Placement is incorporated herein by reference. The shares of Series B Preferred Stock to be issued and sold in the transactions described in Item 1.01 were offered and sold by the Company in reliance upon an exemption from registration pursuant to Section 4(a)(2) of the Securities Act and Rule 506 thereunder.

FIG Partners, LLC acted as the sole placement agent for the Private Placement and received compensation of $906,750 in the aggregate.

Item 3.03	Material Modification to Rights of Securityholders.

For as long as the Series B Preferred Stock remains outstanding, if dividends payable on all outstanding shares of the Series B Preferred Stock have not been declared and paid, or declared and funds set aside therefor, the Company will not be permitted to declare or pay dividends with respect to, or redeem, purchase, or acquire any shares of common stock or other class or series of capital stock ranking junior to the Series B Preferred Stock, subject to limited exceptions. In addition, so long as any shares of Series B Preferred Stock are outstanding, if the Company declares any dividends on its common stock or makes any other distribution to its common shareholders, the holders of the Series B Preferred Stock will be entitled to participate in such distribution on an as-converted basis. The preferences, limitations, and relative rights of the Series B Preferred Stock are set forth in the Articles of Amendment, which are included with this filing as Exhibit 3.1 and are incorporated herein by reference.

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 30, 2015, the Company filed Articles of Amendment with the Secretary of State of the State of North Carolina for the purpose of fixing the preferences, limitations, and relative rights of the Series B Preferred Stock issued in the Private Placement. A summary of the terms of the Series B Preferred Stock is set forth under Item 1.01 of this Report and is incorporated herein by reference. A copy of the Articles of Amendment is included as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01	Other Events.

On March 31, 2015, the Company issued a press release announcing the Private Placement described under Item 1.01. A copy of the press release is included as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

3.1	Articles of Amendment to Designate the Terms of the Series B Non-Voting Convertible Preferred Stock

10.1	Form of Securities Purchase Agreement

10.2	Form of Registration Rights Agreement

99.1	Press Release dated March 31, 2015

Additional Information

In connection with the proposed conversion of the Series B Preferred Stock into common stock, the Company intends to file with the SEC a proxy statement with respect to the required shareholder approval of this conversion. The Company will mail the definitive proxy statement, when available, to its shareholders. Investors and shareholders are urged to read the proxy statement with regard to certain matters related to the transaction described in Item 1.01 of this Report when it becomes available because it will contain important information. You may obtain a free copy of the proxy statement (when available) and other related documents filed by the Company with the SEC at the SEC’s website at www.sec.gov or from the Company’s website at www.carolinabank.com.

The Company and its directors, executive officers and certain other members of management and employees may be soliciting proxies from shareholders in favor of the proposed conversion of Series B Preferred Stock into common stock. Investors may obtain additional information regarding the transaction by reading the proxy statement regarding the matters related to the transactions described in Item 1.01 hereof when it becomes available.

Disclosures About Forward-Looking Statements

The discussions included in this document and its exhibits may contain forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially. For the purposes of these discussions, any statements that are not statements of historical fact may be deemed to be forward looking statements. Such statements are often characterized by the use of qualifying words such as “expects,” “anticipates,” “believes,” “estimates,” “plans,” “projects,” or other statements concerning opinions or judgments of the Company and its management about future events. The accuracy of such forward looking statements could be affected by factors including, but not limited to, successful completion of the capital raise described above, receipt of customary regulatory approvals and determinations referenced above, receipt of the shareholder approval referenced above, the financial success or changing conditions or strategies of the Company’s clients or vendors, fluctuations in interest rates, actions of government regulators, the availability of capital and personnel or general economic conditions. Additional factors that could cause actual results to differ materially from those anticipated by forward looking statements are discussed in the Company’s filings with the SEC, including without limitation its annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. The Company undertakes no obligation to revise or update these statements following the date of this filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAROLINA BANK HOLDINGS, INC.

	By:	/s/ Robert T. Braswell
Robert T. Braswell
President and Chief Executive Officer

Dated: April 1, 2015

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

3.1	Articles of Amendment to Designate the Terms of the Series B Non-Voting Convertible Preferred Stock

10.1	Form of Securities Purchase Agreement

10.2	Form of Registration Rights Agreement

99.1	Press Release dated March 31, 2015